EXHIBIT 10.2

                              WAIVER AND CONSENT

                  Waiver and Consent, dated as of February 27, 2003 (this "Waiver"), to the 12 1/4% Senior Discount Notes due 2008 (the "Discount Notes") issued by American Lawyer Media Holdings, Inc. (the "Issuer"), pursuant to an Indenture dated December 22, 1997, between the Issuer and The Bank of New York as trustee (the "Indenture").

                               R E C I T A L S:

                  WHEREAS, pursuant to Section 1 of the Discount Notes, beginning on June 15, 2003, accrued interest will be payable in cash until the maturity of the Discount Notes semi-annually in arrears on June 15 and December 15 of each year (such obligation of the Issuer to pay cash interest, the "Current Pay Requirement");

                  WHEREAS, the Issuer has requested that the holders of the Discount Notes (each individually, a "Holder" and collectively, the "Holders") waive (i) the timely performance of the Current Pay Requirement and consent to the postponement of the date of the commencement of the Current Pay Requirement to June 15, 2005, and (ii) the obligations of the Issuer to comply with Section 4.13 of the Indenture in connection with the execution of this Waiver and Consent and the transactions contemplated hereby; and

                  WHEREAS, pursuant to Section 9.02 of the Indenture, the Holders may, with the consent of each holder affected, extend the time for payment of the Discount Notes; and

                  WHEREAS, pursuant to Section 9.02 of the Indenture, the Holders of a majority in aggregate Accreted Value (as defined in the Indenture) of the outstanding Discount Notes may waive compliance with any provision of the Indenture, subject to specified exceptions.

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Representation of Holders. The Holders each hereby represents to the Issuer that they own the principal amount of Discount Notes attributed to them in Schedule A attached hereto.

         2. Waivers. (a) The Holders each hereby waive the Current Pay Requirement and agree that on and after June 15, 2003 through and until June 14, 2005, interest shall continue to accrete on the outstanding principal amount of the Discount Notes at the rate of 12 1/4% per annum, in the same manner and fashion as specified in Section 1 of the Discount Notes with respect to interest accreting during the period beginning on the date of the original issuance of the Discount Notes and continuing until December 15, 2002, such that (i) the Issuer shall not be required to make any payment of such interest in cash prior to June 15, 2005, and (ii) the aggregate principal amount at maturity of the Discount Notes shall be $80,260,705.

                  (b) The Holders each hereby waive the obligations of the Issuer to comply with Section 4.13 of the Indenture in connection with the execution of this Waiver and Consent and the transactions contemplated hereby.

         3. Consent. Each of the Issuer and the Holders, as required by
Section 6.07 of the Indenture, consent to the waiver of the Current Pay Requirement as set forth in paragraph 2 above.

         4. No Event of Default. The Holders each hereby agree that neither the waiver of the Current Pay Requirement or the waiver of the Issuer's obligations under Section 4.13 of the Indenture will constitute an Event of Default pursuant to Section 6.01 of the Indenture and confirm that they will not declare an Event of Default on the basis of such waivers.

         5. Not Overdue Interest. The Holders each hereby agree that the interest payments waived hereunder will not constitute overdue interest installments pursuant to Section 4.01 of the Indenture and confirm that they will not declare such interest payments to be overdue.

         6. Lapse of this Waiver. Each of the Issuer and the Holders agree that the waiver referred to in Section 2(a) will lapse on June 15, 2005, without the need for any notice or other action on the part of either party. After the lapse of the waiver referred to in Section 2(a), interest accrued but unpaid since June 15, 2003 will be payable in cash on June 15, 2005 and thereafter, interest will be payable semi-annually in arrears on June 15 and December 15 of each year until the maturity of the Discount Notes.

         7. Waiver Limited Precisely as Written. The waivers and consent set forth herein are limited precisely as written and shall not be deemed a consent or waiver to, or modification of, any other term or condition in the Discount Notes or any of the documents referred to herein or therein. Except as expressly waived and consented to hereby, the terms and conditions of the Discount Notes shall continue in full force and effect and the Discount Notes are ratified and confirmed in all respects. On and after the date hereof, whenever the Discount Notes are referred to in any of the other documents or papers to be executed and delivered in connection therewith or with the Discount Notes, such term shall be deemed to mean the Discount Notes after giving effect to the consents and waivers expressly set forth herein.

         8. Governing Law. This Waiver and Consent and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         9. Waiver of Jury Trial. Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Waiver and Consent.

         10. Counterparts. This Waiver and Consent may be executed in one or more counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.

         11. Defined Terms. Capitalized terms used herein but not otherwise defined shall have the meanings given thereto in the Discount Notes. References herein to a Section shall refer to a Section of the Discount Notes unless stated to the contrary

                  IN WITNESS WHEREOF, the parties have caused this Waiver and Consent to be duly executed by their officers thereunto duly authorized as of the day and year first written above.

                                     AMERICAN LAWYER MEDIA HOLDINGS, INC.,
                                     as Issuer


                                     By:  /s/ Stephen C. Jacobs
                                          ---------------------------------
                                     Name:  Stephen C. Jacobs
                                     Title: Vice President and CFO


                                     BRUCE WASSERSTEIN, individual


                                     By: /s/ Bruce Wasserstein
                                         ---------------------------------


                                     CRANBERRY DUNE 1998 LTT


                                     By:  /s/ Ellis Jones
                                          --------------------------------
                                     Name:  Ellis Jones
                                     Title: Trustee


                                     DESCENDANTS TRUST LLC


                                     By:  /s/ Ellis Jones
                                          --------------------------------
                                     Name:  Ellis Jones
                                     Title: Trustee